Acura Pharmaceuticals Secures $10.0 Million of Debt Financing

PALATINE, Ill., December 30, 2013: Acura Pharmaceuticals, Inc. (NASDAQ: ACUR) entered into a Loan and Security Agreement (the “Loan Agreement”) with Oxford Finance LLC, pursuant to which Oxford agreed to make a term loan to the Company in the principal amount of $10.0 million. The loan has a fixed interest rate of 8.35% per annum with interest only payment for the first 15 months and repayment of all principal and interest by December 1, 2018. In addition, at maturity or earlier termination, the Company must pay Oxford an additional one-time interest payment of $795,000. As security for its obligations under the Loan Agreement, the Company granted Oxford a security interest in substantially all of its existing and after−acquired assets, exclusive of its intellectual property assets. The Company may use the proceeds of the Loan Agreement for general working capital and to fund its business requirements.

Acura’s President and CEO, Bob Jones said “We are pleased to secure this financing on favorable terms which gives us more flexibility to advance multiple development candidates concurrently and expand our Nexafed® franchise.”

About Acura Pharmaceuticals

Acura Pharmaceuticals is a specialty pharmaceutical company engaged in the research, development and commercialization of product candidates intended to address medication abuse and misuse, utilizing its proprietary AVERSION® and IMPEDE® technologies. AVERSION contains polymers that cause the drug to gel when dissolved; it also contains compounds that irritate the nasal passages. IMPEDE is designed to disrupt the processing of pseudoephedrine from tablets into methamphetamine.

In June 2011, the U.S. Food and Drug Administration approved OXECTA® (oxycodone HCl tablets) which incorporates the AVERSION® technology. The Company has a development pipeline of additional AVERSION technology products containing other opioids.

In December 2012, the Company commenced commercialization of NEXAFED® [pseudoephedrine hydrochloride (HCl)], a 30 mg immediate-release abuse-deterrent decongestant. The next generation pseudoephedrine tablet combines effective nasal congestion relief with IMPEDE technology, a unique polymer matrix that disrupts the conversion of pseudoephedrine into the dangerous drug, methamphetamine.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forwarding-looking statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking results, performance, or achievements expressed or implied by such forward-looking statements. Forward-looking statements may include, but are not limited to our and our licensee’s ability to successfully launch and commercialize our products and technologies including OXECTA Tablets and NEXAFED Tablets, the price discounting that may be offered by Pfizer for OXECTA, our and our licensee’s ability to obtain necessary regulatory approvals and commercialize products utilizing our technologies and the market acceptance of and competitive environment for any of our products, the willingness of wholesalers and pharmacies to stock NEXAFED Tablets, expectations regarding potential market share for our products and the timing of first sales, our ability to enter into additional license agreements for our other product candidates, our exposure to product liability and other lawsuits in connection with the commercialization of our products, the increased cost of insurance and the availability of product liability insurance coverage, the ability to avoid infringement of patents, trademarks and other proprietary rights of third parties, and the ability of our patents to protect our products from generic competition, our ability to protect and enforce our patent rights in any paragraph IV patent infringement litigation, and the ability to fulfill the FDA requirements for approving our product candidates for commercial manufacturing and distribution in the United States, including, without limitation, the adequacy of the results of the laboratory and clinical studies completed to date, the results of laboratory and clinical studies we may complete in the future to support FDA approval of our product candidates and the sufficiency of our development to meet over-the-counter, or OTC, Monograph standards as applicable, the adequacy of the development program for our product candidates, including whether additional clinical studies will be required to support FDA approval of our product candidates, changes in regulatory requirements, adverse safety findings relating to our product candidates, whether the FDA will agree with our analysis of our clinical and laboratory studies and how it may evaluate the results of these studies or whether further studies of our product candidates will be required to support FDA approval, whether or when we are able to obtain FDA approval of labeling for our product candidates for the proposed indications and will be able to promote the features of our abuse discouraging technologies, whether our product candidates will ultimately deter abuse in commercial settings and whether our Impede technology will disrupt the processing of pseudoephedrine into methamphetamine. In some cases, you can identify forward-looking statements by terms such as “may,” “should,” “could,” “would,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” Predicts,” “potential” and similar expressions intended to identify forward-looking statements. These statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. We discuss many of these risks in greater detail in our filings with the Securities and Exchange Commission.

Contact:

for Acura Investor Relations

investors@acurapharm.com

847-705-7709

for Acura Media Relations

pr@acurapharm.com

847-705-7709